EXHIBIT 99.2

LEASE AGREEMENT

This Lease is made this 22nd day of November, 2019, by Schmitt Industries, Inc. (“Landlord”), an Oregon corporation, and Tosei America, Inc., an Ohio corporation (“Tenant”).

In consideration of the promises herein contained, Landlord and Tenant agree as follows:

1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms of this Lease, approximately 25,869 square feet (the “Premises”) in the building (which is approximately 35,050 square feet) located at 2451 NW 28th Avenue, Portland, OR 97210 (the building and the site, including common areas and other space not leased to Tenant, in which the Premises are located, sometimes hereinafter called the “Building”). The Premises leased to Tenant under this Lease and the common areas are described or shown on the attached Exhibit 1. For the avoidance of doubt, the Premises does not include any portion of the Building leased to Sci3.2, Inc., approximately 9,181 square feet, as described or shown on the attached Exhibit 1. For purposes of this Lease, the square footages described above shall be used for all provisions of this Lease that are dependent on such square footages (such as the Base Rent, Security Deposit and Tenant’s Share), and there shall be no remeasurement of the square footage of the Premises or the Building.

2. Lease Term. The Premises are leased for a term of one-hundred twenty (120) months (the “Lease Term”), beginning on                      (the “Start Date”) and ending on                      (the “End Date”) unless earlier terminated pursuant to this Lease.

Tenant shall have the right to extend the Lease Term for one period of five (5) years in accordance with the terms of Exhibit 2 attached hereto; provided, however, Tenant shall not have the right to exercise the option to extend if Tenant has previously exercised its right to terminate this Lease, as described below.

Tenant shall have the right to terminate this Lease by giving nine (9) months prior written notice to Landlord after the five-year anniversary from the Start Date if the renovation contemplated in Section 14 has not been completed by then due to applicable laws or structure of the Building. At the time this Lease is terminated, Tenant shall pay Landlord a termination fee equal to the amount of Base Rent that would have been payable under this Lease for the three (3) months following the date this Lease terminates if this Lease was not so terminated.

3. Base Rent. Tenant shall pay to Landlord in advance, without prior notice, demand, invoice, offset, or deduction, at Landlord’s address set forth below, the following amount (“Base Rent”) as base monthly rental for each month of the Lease Term:

Months	Base Rent
1-12	$23,282	NNN
13-24	$23,981	NNN
25-36	$24,670	NNN
37-48	$25,441	NNN
48-60	$26,204	NNN
61-72	$26,990	NNN
73-84	$27,800	NNN
85-96	$28,634	NNN
97-108	$29,493	NNN
109-120	$30,378	NNN

Tenant’s first monthly payment of Base Rent is due on the first day of the first calendar month of the Lease Term, with succeeding payments on the first day of each succeeding month of the Lease Term.

4. Taxes, Insurance and Common Area Costs. As “Additional Rent”, Tenant shall pay to Landlord monthly with Tenant’s payment of the monthly Base Rent one-twelfth (1/12) of Tenant’s Share of Landlord’s Common Area Costs (defined below) which includes Landlord’s cost of fire, hazard, and liability insurance on the Building (“Insurance”) and the annual real property taxes assessed against the Building, including any charge or assessment levied against Landlord or the Building in lieu of or to replace all or part of any ad valorem levy (“Taxes”).

“Tenant’s Share” means the fraction with a numerator equal to the actual square feet in the Premises (for purposes of calculating Tenant’s Share, 25,869 square feet) and a denominator equal to the gross leasable square footage in the Building (for purpose of calculating Tenant’s Share, 35,050 square feet). For the avoidance of doubt, measurements are to the middle of interior demising walls and to the outside of exterior building walls.

Tenant’s Share is calculated at 73.81% (25,869 SF/35,050 SF) and Tenant’s Share of the current total of Common Area Costs is estimated at $7,995.34 per month ($0.30/SF/month), which Tenant will pay to Landlord each month in addition to the Base Rent.

“Common Area Costs” means Landlord’s commercially reasonable, actual costs and expenses in operating and maintaining the Building in first-class condition, including but not limited to the following: Insurance, Taxes, utilities, cleaning, sweeping, painting, exterior lighting, sewer charges, repairs, maintenance, landscape care, routine city inspection fees, equipment rental charges, and business licenses for the Building, patching, repairing, and resurfacing of parking lots, driveways and sidewalks, repairing, replacing and tarring the roof, painting, repair and replacement of the Building’s identifying signs (but not including any costs related to signage for particular tenants), ice removal and management (not to exceed five percent (5%) of the gross rent of the Building). If Landlord engages a management company not affiliated with Landlord then the reasonable charges of the management company will be included in Common Area Costs, not to exceed five percent (5%) of the gross rent of the Building. If Landlord manages the property itself or through an affiliate, then Common Area Costs will include a reasonable fee on account of Landlord’s overhead and expenses, not to exceed five percent (5%) of the gross rent of the Building.

The term “Common Area Costs” does not include (a) Landlord’s general income taxes; (b) costs of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor; (c) fines or penalties resulting from the violation by Landlord or any other tenant of the terms and conditions of any lease for space in the Building or imposed upon Landlord by any governmental authority as a result of the violation of any law by Landlord; (d) the cost of any item or service to the extent of any direct reimbursement Landlord actually receives with respect thereto from Tenant (other than reimbursement Landlord receives through payment of a proportionate or other share of Landlord’s Common Area Costs) or any other tenant of the Building; (e) the cost of building out leasable space in preparation for occupancy (excluding any portion of said cost that results from repairs, replacements or maintenance work that would otherwise have been performed or were otherwise required); (f) the amount of brokerage commissions paid by Landlord in connection with the leasing of space by Landlord in the Building and all other costs incurred in connection with the leasing of space in the Building; (g) principal and interest payments to service the debt under any mortgage secured by the Building; (h) the cost of any services provided by affiliates or related parties of Landlord to the extent that Tenant establishes to Landlord’s reasonable satisfaction that the costs for such service materially exceeds prevailing competitive rates for the provision of such services by reputable independent third parties; (i) any expense resulting from the negligence or willful misconduct of Landlord; (j) advertising and promotional charges, except for the acquisition, installation, maintenance, operation, repair and replacement of Project signs; (k) charitable and political contributions made by Landlord; (l) the cost of any repairs to remedy any damage caused by or resulting from the negligence of any tenant under its lease; (m) costs incurred in connection with obtaining any mortgage or other financing or refinancing in respect of the Building (n) legal fees in connection with the preparation of leases or other services other than those pertaining to the Common Areas or operation and maintenance of the Landlord’s property; (o) costs to maintain and operate the entity that is the Landlord (as opposed to operation and maintenance of the Building); (p) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”) unless such Capital Items are amortized over the useful life of such Capital Item with a market rate of interest; (q) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building; (r) notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of Hazardous Substances (as defined by applicable Laws in effect on the date this Lease is executed) in or about the Premises, or the Building including, without limitation, Hazardous Substances in the ground water or soil, not placed in the Premises or the Building by Tenant; (s) costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof; (t) any entertainment, dining or travel expenses for any purpose; (u) costs for which Landlord is separately compensated by a management fee; (v) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims in litigation or arbitration pertaining to Landlord and/or the Building that do not benefit the Common Areas; and (w) any other expenses which, in accordance with generally accepted property management practices, consistently applied, would not normally be treated as Common Area Costs by comparable landlords of comparable buildings.

At least annually, Landlord shall make a reasonable estimate of the Common Area Costs and notify Tenant of the monthly amount required from Tenant to pay Tenant’s Share thereof. Within sixty (60) days after the end of each calendar year, Landlord shall calculate and deliver to Tenant a statement of Tenant’s Share of the actual Common Area Costs (“Common Area Cost Statement”), and bill any deficit to Tenant or refund any excess to Tenant. Tenant shall pay any deficit within thirty (30) days of being billed for it.

So long as Tenant is not in default of this Lease beyond any applicable notice and cure period, Tenant shall have the right, upon thirty (30) days written request, to review Landlord’s records concerning Common Area Costs for the immediately prior calendar year, which request must be delivered within ninety (90) days after the date Landlord’s annual statement of Common Area Costs is delivered to Tenant (and if Tenant fails to object in writing to specific Common Area Costs within ninety (90) days after the date Landlord’s annual statement of Common Area Costs is delivered to Tenant, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations); provided, however, Tenant shall have no right to review the Common Area Costs more than one time during a calendar year. Such review shall occur during regular business hours at the site Landlord maintains such records within the City of Portland. Should Tenant choose to hire independent auditors, such auditors shall be paid on an hourly or lump sum basis, not on contingency of any potential refund. If Tenant questions any Common Area Costs, Landlord shall provide reasonably satisfactory evidence of the validity of Landlord’s calculation or adjust the item. Disputes which cannot be resolved after a reasonable period of good faith negotiations between the parties (not to exceed ninety (90) days, then either Landlord or Tenant may notify the other that it desires to have such disagreement resolved by a nationally recognized accounting firm mutually selected by Landlord and Tenant (the “CPA”), which CPA shall not then be employed by Landlord or Tenant. The determination of the CPA shall be binding on Landlord and Tenant. If such audit discloses that Tenant has overpaid Tenant’s share of Common Area Costs, Landlord shall give Tenant credit on Common Area Costs with respect to such amount, or if the Lease is at the end of the Term, refund such amount to Tenant. In the event the audit discloses that Tenant has overpaid Tenant’s share of Common Area Costs in excess of 5% of the actual amount due, then Landlord shall pay all costs and expenses of the audit by the CPA. Otherwise, Tenant shall pay all costs and expenses of the audit by the CPA. In the event such audit discloses that Tenant has underpaid Common Area Costs, Tenant shall promptly pay to Landlord the amount of such underpayment. Tenant hereby agrees to keep the results of any such audit confidential except that Tenant may disclose such information to its accountants, legal advisors or as otherwise required by law, and to require Tenant’s auditor and its employees and each of their respective attorneys and advisors likewise to keep the results of such audit in strictest confidence.

Improvement and replacement costs that Landlord incurs as part of Common Area Costs that are Capital Items will be amortized over their useful life, and Landlord will include within Common Area Costs for a given year only that portion of the capital costs that is ratably attributable to that year.

Notwithstanding anything to the contrary in this Section 4, for the purposes of computing Tenant’s Share of Common Area Costs under this Lease, commencing with the second lease year, in no event shall the amount of Controllable Common Area Costs (as hereinafter defined) included in Common Area Costs for any calendar year increase by more than five percent (5%) (the “Cap Percentage”) on a basis from one calendar year to the next calendar year. For the purposes of this Section 4, “Controllable Common Area Costs” shall mean all Common Area Costs except for the following items: (i) utilities, and water and sewer charges; (ii) all costs premiums and deductibles for fire, casualty, rental income, liability and other such insurance maintained by Landlord relating directly to Property; (iii) costs of snow removal; and (iv) Taxes.

Landlord further agrees that since one of the purposes of Common Area Costs and Insurance costs and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Common Area Costs or Insurance costs from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Common Area Costs and Insurance costs actually paid by Landlord in connection with the operation of the Building, and (ii) Landlord shall make no profit from Landlord’s collections of Common Area Costs and Insurance costs.

Landlord shall pay to the public officers charged with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever in said categories, that are assessed upon the Building and become payable during the Lease Term; provided, however, that if, by law, any taxes, assessments or other charges may at the option of the taxpayer be paid in installments (whether or not interest accrues on the unpaid balance of the taxes, assessments or other charges), Tenant’s reimbursement of Landlord for Taxes shall be based on the amount that would have been payable if Landlord only had paid the installments which become due during the Lease Term.

5. Utilities and Rubbish Removal. Tenant shall pay directly to the utility or service provider any utility or service charges relating to the Premises that are separately billed or metered by the utility or service provider. Tenant shall remove Tenant’s rubbish from the Building at Tenant’s expense and not allow rubbish to accumulate. Notwithstanding anything to the contrary contained in this Section, if an interruption or cessation of utilities results from the negligence or willful misconduct of Landlord and the Premises are not useable by Tenant for the conduct of Tenant’s business as a result thereof and Tenant does not in fact use the Premises for five (5) consecutive business days for any purpose, then as Tenant’s sole remedy commencing on the sixth (6th) consecutive business day, Base Rent and applicable Additional Rent shall be abated until the earlier to occur of the cessation of such interruption or the date Tenant resumes use of the Premises.

6. Late Charge and Interest. Tenant acknowledges that Landlord will incur costs and damages not contemplated by this Lease if Tenant fails to pay the Base Rent and Additional Rent in full when due, the exact amount of which costs and damages are extremely difficult to ascertain. These costs and damages include but are not limited to processing and accounting charges, late charges imposed on Landlord by Landlord’s lenders, and other charges and costs. Accordingly, Tenant agrees that if any installment of Base Rent or Additional Rent is not received by Landlord within five (5) days after the date that the payment is due, Tenant will pay to Landlord on demand a late charge of five (5%) percent of the amount of the installment or other payment. Tenant agrees that this represents a reasonable estimate of Landlord’s damage from late payment by Tenant. Acceptance by Landlord of this late charge, or of any partial payment or performance, is not a waiver of Tenant’s default under this Lease, nor of any other right or remedy of Landlord.

7. Security Deposit. As security for its punctual and complete performance of its obligations under this Lease, Tenant deposits with Landlord the sum of $30,378 as a security deposit. Landlord may apply all or part of the security deposit to cure any default by Tenant or to repair any damage to the Premises or the Building caused by Tenant or Tenant’s invitees and licensees. Tenant shall replenish the security deposit to the above stated sum within thirty (30) days after receiving notice from Landlord that Landlord has applied part of the security deposit to cure a default. Within thirty (30) days after expiration or termination of the Lease, Landlord will return the unused portion of the security deposit to Tenant, together with a summary and supporting documentation for any portion of the security deposit used or spent by Landlord.

8. Use. Tenant shall use the Premises for the purpose of manufacturing, warehousing, storage, office, exhibition room, demo room and any other lawful use ancillary thereto, and for no other purpose without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Tenant shall make no unlawful use of the Premises. Tenant shall not use the Premises as sleeping quarters. Tenant shall make no use of the Premises that would place Landlord’s fire insurance at risk of cancellation. Tenant shall not permit any activity to be carried on that may constitute a nuisance or unreasonably interfere with the reasonable uses of other tenants of the Building.

9. Hazardous Substances Prohibited. Tenant shall not cause or permit any Hazardous Substances to be placed, held, located, deposited, spilled, dumped, stored, or disposed of on the Premises or in the Building, except for small quantities of ordinary cleaning substances used by Tenant to clean the Premises, and except for other materials which are used in Tenant’s business in the ordinary course and handled, stored and disposed of in compliance with the all applicable Federal, state or local environmental law, regulation or ordinance. Tenant shall provide a list in advance for approval by Landlord to be able to provide to emergency responders. The term “Hazardous Substances” includes any flammable substance, explosive, radioactive materials (except only smoke detectors), hazardous materials, hazardous wastes, toxic substances, pollutants, or related or similar materials specified as such in, or regulated under, any Federal, state, or local environmental law, regulation, or ordinance. Tenant hereby indemnifies and agrees to hold Landlord harmless against any liability (including but not limited to the cost of remediation, attorney’s fees, fines, and other expenses) directly or indirectly caused by any Hazardous Substance brought to the Building by Tenant or Tenant’s employees, agents, suppliers, or customers. Landlord hereby indemnifies and agrees to hold Tenant harmless against any liability (including but not limited to the cost of remediation, attorneys’ fees, fines, and other expenses) directly or indirectly caused by any Hazardous Substance existing at the Building in violation of applicable laws prior to the date Landlord delivers possession of the Premises to Tenant or brought to the Building by Landlord or its employees or agents in violation of applicable laws during the Lease Term (collectively, the “Landlord’s Hazardous Substances”). This indemnity survives the termination of this Lease. Notwithstanding anything to the contrary contained in this Section, if the Premises are not useable by Tenant for the conduct of Tenant’s business as a result of any Hazardous Substance existing at the Building in violation of applicable laws prior to the date Landlord delivers possession of the Premises to Tenant or brought to the Building by Landlord or its employees or agents in violation of applicable laws during the Lease Term and Tenant does not in fact use the Premises for five (5) consecutive business days for any purpose, then commencing on the sixth (6th) consecutive business day, Base Rent and applicable Additional Rent shall be abated until the date Tenant resumes use of the Premises.

10. Acceptance of Condition. Tenant accepts the Premises and the common areas of the Building in their present “as is” condition. Notwithstanding the foregoing, Landlord represents to Tenant (and Landlord shall be responsible, at its sole cost and expense, and not as a Common Area Cost, for making corrections and repairs to ensure compliance with this representation) that: (i) all building systems serving the Premises will be in good working order on the date possession of the Premises is delivered to Tenant, and (ii) Landlord has received no written notice from any governmental entity that either the Premises or the common areas of the Building are not in compliance with any applicable Federal, state and local laws and regulations.

11. Tenant’s Maintenance and Repair Obligations. Throughout the Lease Term, Tenant shall, at its own expense, keep and maintain the Premises, including all mechanical and utility systems and doors and windows, in good and sufficient condition and shall promptly make at Tenant’s cost all repairs necessary therefor. Tenant shall at its expense keep all interior pipes and drains clear and unfrozen, repair all leaks and damages therefrom, and replace all broken or cracked glass in windows and doors. From and after the date that Tenant accepts possession of the Premises, subject to Landlord’s indemnity obligations under this Lease, Tenant will be responsible for compliance of the Premises with applicable environmental regulations and will provide to Landlord the materials data sheets for any Hazardous Substances that Tenant brings to the Premises, if Landlord so requests.

12. Landlord’s Maintenance and Repair Obligations. Landlord shall at its cost and expense (but subject to reimbursement as a Common Area Cost) repair the foundation, floor slabs (excluding floor cleaning, maintenance, and repair of minor cracks and pitting), roof, bearing and exterior walls of the Building, columns, beams and the utility lines that serve the Building as a whole, up to their meters or other point of connection to the Premises, and replace the roof and roof membrane and supporting structure when necessary. Landlord shall, as a Common Area Cost, maintain the roof and repair leaks, keep the Building free from accumulations of filth and debris, and maintain the Building in a condition comparable to that of similar business-warehouse centers in the Portland, Oregon metropolitan area.

13. Alterations. Except for non-structural, non-exterior, non-building systems alterations costing less than $50,000 in the aggregate in any 12-month period, Tenant may make no alterations or improvements to the Premises without the prior written consent of Landlord, which Landlord may not unreasonably withhold, condition or delay; provided that irrespective of the cost of an alteration, any alteration that is structural, effects building systems or is to the exterior of the Premises shall required the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. At the time that Landlord gives consent, Landlord will state whether Landlord will require Tenant to remove the alterations at the end of the Lease Term and to restore the Premises to their condition before Tenant made the alterations. Tenant shall not install any “through-the-wall” or “through-the-window” heaters or air-conditioners in the Premises. Tenant shall make any approved alterations in accordance with all applicable laws and regulations, with all required building permits, and with arrangements acceptable to Landlord to eliminate risk of mechanic’s or construction liens attaching to the Building or to the Premises. Tenant indemnifies Landlord against any cost or expense incurred by Landlord to investigate, contest, or satisfy any mechanic’s or construction lien on the Building or the Premises that results from any alterations authorized or contracted for by Tenant. All alterations shall be made by Tenant at Tenant’s sole cost and expense, including any alterations required to the Building that are required by an alteration Tenant makes to the Premises.

14. Renovation. Notwithstanding anything to the contrary contained Section 13, Tenant may conduct, upon its discretion, the renovation of the Premises necessary or desirable for Tenant’s business at the Premises within the budget of $300,000. Tenant would incur the entire costs and expenses for the renovation. Landlord shall, at no cost to Landlord, provide commercially reasonably support necessary for Tenant to complete the renovation upon Tenant’s reasonable request.

15. Liability. Except as otherwise expressly provided in this Lease, Tenant assumes all risk of loss, damage, and destruction of its property and all personal property of any kind or description whatsoever on the Premises, whether property of Tenant or not, unless caused by Landlord’s negligence or willful misconduct (but subject to the waiver of subrogation provisions contained in this Lease). Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any accident or injury to the goods, stock, or property of Tenant, or of any other person, resulting from any cause including but not limited to damage by water, gas, or steam, or by reason of any electrical apparatus in or about the Premises, unless caused by Landlord’s negligence or willful misconduct (but subject to the waiver of subrogation provisions contained in this Lease) or in connection with the Landlord’s obligations under this Lease with respect to Hazardous Substances.

Tenant agrees to defend Landlord at Tenant’s cost and expense, with counsel reasonably satisfactory to Landlord, and to satisfy any judgment awarded against Landlord, in connection with any claim brought against Landlord for any matter described in this Section 15 or in Section 16 below.

16. Indemnity. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against all loss, expense, cost, damage, or liability whatsoever caused by the use of the Premises and the Building by Tenant and Tenant’s employees, agents, suppliers, customers, invitees, and licensees, including all loss and damage arising out of injuries, death of persons, and damage to or destruction of property, and that Tenant will make no claim against Landlord for anything in any manner caused by or connected with Tenant’s use of the Premises. Notwithstanding the foregoing, Tenant shall have no obligation to indemnify or hold Landlord harmless for Landlord’s own negligence, willful misconduct or in connection with Landlord’s Hazardous Substances.

17. Tenant’s Liability Insurance. Tenant shall keep in force at its own cost and expense general liability insurance policies in form reasonably satisfactory to Landlord, showing Landlord as additional insured against blanket contractual liability and all liability for damages to persons or property in or about the Premises, in an amount of not less than Two Million and no/100 ($2,000,000.00) dollars combined single limit for any one occurrence, written on an occurrence basis and not on a claims-made basis. Tenant’s insurance shall be primary and prior to Landlord’s own insurance, if any. Tenant shall furnish Landlord with certificates from Tenant’s insurer(s) stating that this insurance is in force, which shall contain a clause committing the insurer(s) to give Landlord at least thirty (30) days advance notice before canceling or materially altering Tenant’s insurance.

18. Landlord’s Fire Insurance. Landlord shall maintain fire insurance covering the full replacement cost of the Building, with extended coverage and coverage for vandalism and mischief, upon commercially reasonable terms acceptable to Landlord, but this insurance shall not cover Tenant’s trade fixtures or personal property. Tenant shall pay Tenant’s Share of the cost of this insurance as provided in Section 4 above.

Landlord and Tenant each waive all right to recover from the other for any loss or damage of a type which would be covered by a standard policy of fire insurance with extended coverage, or which is in fact covered by any insurance (whether fire or other) carried by the other party, and no insurance carrier for either party shall have a subrogated claim against the other party arising from any injury, loss or damage. Landlord and Tenant waive all rights of subrogation against the other, and agree to notify their respective insurance carriers of this waiver.

19. Damage to or Destruction of Premises. If, during the Lease Term, there is an insured partial destruction of the Premises of less than fifty (50%) percent of their actual replacement cost at the time of destruction, and if at least six (6) months remain of the Lease Term, then Landlord shall forthwith repair the Premises unless prohibited by law, regulation, or ordinance. If Landlord repairs the Premises, then the destruction shall not terminate this Lease or reduce Tenant’s obligations hereunder except that Tenant shall be entitled to a proportionate reduction of Base Rent and Additional Rent while the Premises are unusable by reason of the destruction.

If, during the Lease Term, there is an insured total destruction of the Premises, or an insured partial destruction of fifty (50%) percent or more of their actual replacement cost at the time of destruction, or if repairs cannot be made under then-existing laws, regulations, and ordinances, then Landlord may elect either to repair the Premises or to terminate the Lease as of the date of the destruction. If Landlord does not elect within thirty (30) days after the date of destruction to promptly repair the Premises, then Tenant may elect to terminate the Lease by notifying Landlord of Tenant’s election to terminate.

If, during the last six (6) months of the Lease Term, there is an insured partial destruction of the Premises of less than fifty (50%) percent of their actual replacement cost at the time of destruction, then Landlord shall within thirty (30) days either elect to repair the Premises or to terminate the Lease as of the date of destruction. If Landlord elects to repair the Premises, then the destruction shall not terminate this Lease or reduce Tenant’s obligations hereunder except that Tenant shall be entitled to proportionate reduction of Rent and Additional Rent while the Premises are unusable by reason of the destruction.

20. Condemnation. If a portion of the Premises shall be taken by condemnation or eminent domain and the part so taken materially interferes with Tenant’s use of the Premises, then Tenant shall have the right, within thirty (30) days after the portion taken or to be taken is ascertained, to terminate this Lease on thirty (30) days’ advance notice to Landlord. If this Lease does not so terminate, the Base Rent and Tenant’s Share shall be equitably reduced based on the amount of the Premises so taken.

The proceeds of any condemnation award shall belong to Landlord, except that Tenant shall be entitled to have a separate claim for Tenant’s moving costs.

21. Defaults. Any of the following shall be an act of default by Tenant:

a.

Failure to pay Base Rent or Additional Rent in full when due; provided, that the first two (2) times in a twelve (12) consecutive month period that Tenant fails to pay any amounts when due, Tenant shall not be in default of this Lease so long as Tenant pays such past due amount within five (5) days after Tenant’s receipt from Landlord of written notice that such amount is past due.

b.	Failure to maintain the insurance required of Tenant in this Lease;

c.	Tenant’s assignment of Tenant’s interest in this Lease or in the Premises to any other person or entity whatever, except as specifically permitted by Section 42 below.

d.	Tenant’s insolvency.

e.	Tenant’s dissolution or termination, if Tenant is a partnership, corporation, or entity other than a natural person.

Tenant’s breach of any other term of this Lease shall be an act of default by Tenant, effective thirty (30) days after Landlord notifies Tenant of the default in writing, unless Tenant cures the breach in that thirty (30) day period, or (if cure is not reasonably possible in thirty (30) days) proceeds diligently to cure the breach.

22. Landlord’s Remedies. On Tenant’s default, subject to applicable notice and cure periods described above, Landlord may exercise any remedies available to Landlord under this Lease or the laws of the State of Oregon. No exercise by Landlord of any remedy shall bar Landlord from pursuing additional or alternative remedies.

23. Tenant’s Signs. Tenant shall place no signs on or about the Premises except as specifically allowed by this Lease. Landlord grants Tenant the privilege to place a sign or signs on the Premises identifying Tenant as described on Exhibit 23 attached hereto. Landlord may at Tenant’s expense remove any signs which do not comply with this section or with Exhibit 23 attached hereto. At termination of this Lease, Tenant shall remove Tenant’s signs and repair the underlying surfaces to their condition before the signs were installed.

24. Successors. Subject to the restrictions on assignments by Tenant contained in this Lease, this Lease binds Landlord’s and Tenant’s heirs, successors, and assigns.

25. Quiet Enjoyment. Landlord warrants that upon Tenant paying the Base Rent and Additional Rent specified in this Lease, and keeping every other covenant and obligation of Tenant hereunder, Tenant shall have quiet possession of the Premises for the Lease Term, subject to the terms of this Lease.

26. Notices. The giving of notice of any matter arising under this Lease shall be satisfied only by sending written notice of the matter by: (a) certified mail, or (b) reputable overnight courier making delivery against a signed receipt to the party to be notified at the addresses set forth below:

If to Landlord:	If to Tenant:

Schmitt Industries, Inc.	Tosei America, Inc.

c/o **	c/o **

2765 NW Nicolai Street	8790 Governors Hill Drive, Suite 207

Portland, OR 97210	Cincinnati, Ohio 45249

**	**

Landlord and Tenant may each substitute other addresses for those given above by notifying the other of the addresses to be substituted.

27. Governing Law. This Lease is made in Oregon subject to Oregon law. Landlord and Tenant agree to the exclusive jurisdiction of the state courts of Multnomah County, Oregon for any dispute between them connected with this Lease, the Premises, or the Building.

28. No Personal Liability of Landlord. Landlord shall have no personal liability for performance or breach of any term of this Lease, nor for any other matter connected with the Lease, the Premises, or the Building, it being agreed by Tenant that Landlord’s liability hereunder is strictly limited to Landlord’s interest in the Building. Tenant waives any right to recover from any partner, shareholder, owner, or manager of Landlord for any matter connected with this Lease, the Premises, or the Building. This Section 28 is a material inducement to Landlord, without which Landlord would not make this Lease.

29. Attorney’s Fees. In any action brought by either party to enforce this Lease, the prevailing party shall recover its reasonable attorney’s fees, costs of suit, and disbursements (including costs of depositions) from the losing party, in addition to any other amounts to which the prevailing party may be entitled.

30. Landlord’s Right of Entry. Landlord shall have the right to enter the Premises at reasonable hours to inspect the Premises and to show the Premises to prospective tenants (during the last nine (9) months of the Lease Term) and purchasers, upon not less than two (2) business days’ advance written notice to Tenant. Landlord may also enter the Premises without notice in case of emergency.

31. Common Areas/Parking. Landlord grants Tenant and Tenant’s employees, agents, invitees, and customers the non-exclusive privilege of using the common areas of the Building in compliance with any rules (not inconsistent with the express terms of this Lease) that Landlord may adopt for their use, in common with Landlord, the other tenants of the Building and their employees, agents, invitees, and customers. Tenant shall have the exclusive use of parking within those areas designated on Exhibit 31 attached hereto, including exclusive visitor parking spaces and shall have the right to use other parking within the common area on a non-exclusive basis. Tenant agrees to comply and to cause its employees, agents, invitees, and customers to comply with any reasonable rules that Landlord may and adopt for parking and vehicle maneuvering in the common areas. Tenant may not place any objects, goods, supplies, rubbish, or any other items whatever in any common area.

32. No Partnership or Agency. Nothing in this Lease creates any partnership or agency relationship between Landlord and Tenant, nor to create any relationship other than that of Landlord and Tenant.

33. Holding Over. Any holding over by Tenant after the end of the Lease Term shall be treated as a month-to-month tenancy, terminable by either party on thirty (30) days’ notice, except that the monthly Base Rent shall be one hundred fifty (150%) percent of the Base Rent for the last month of the Lease Term.

34. Modifications. This Lease may be modified only in writing signed by the parties. No forbearance or course of conduct by either party shall be considered as a modification of this Lease.

35. Estoppel Certificate; Subordination. Tenant will, if requested by a lender or prospective lender to Landlord, certify to Landlord and the lender that this Lease is in full force and effect, unmodified except as stated in Tenant’s certificate, that, to Tenant’s knowledge, Landlord is not in breach of the Lease except as specified in the certificate, and that, to Tenant’s knowledge, no event has occurred that would give Tenant the right to terminate this Lease or withhold any Rent from Landlord. Tenant will also execute an agreement subordinating Tenant’s interest in this Lease to any lender who holds a first deed of trust on the Building in a commercially reasonable form which does not modify the terms of this Lease and agreeing to attorn to Lender or any other person who acquires the Building through foreclosure of the Lender’s deed of that or a deed in lieu of foreclosure, if the Lender agrees for itself and its successors that it will not disturb Tenant’s right of possession under the Lease as long as Tenant performs its obligations under the Lease, in form reasonably acceptable to Tenant. Landlord represents and warrants to Tenant that the Building is not currently subject to a deed of trust or a ground lease.

36. Surrender on Expiration or Termination. At the expiration or termination of this Lease, Tenant will remove all of its personal property and return possession of the Premises to Landlord, broom-clean and in the same condition as when Tenant took possession, except that (i) Tenant does not need to remove any alterations to which Landlord consented, and (ii) Tenant does not need to repair ordinary wear and tear. Landlord may treat any property of Tenant that Tenant does not remove within 10 days after the expiration or termination of this Lease as having been abandoned to Landlord by Tenant as valueless, and Landlord may sell or dispose of the property as Landlord wishes without liability to Tenant, or Landlord may dispose of the property at the expense of Tenant.

37. Right of First Opportunity to Purchase. Tenant shall have a right of first opportunity to purchase the Building in accordance with the terms of Exhibit 37 attached hereto.

38. Consent/Duty to Act Reasonably. Except as otherwise expressly set forth herein, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

39. Right to Make Repairs. If Tenant believes that Landlord has not performed a repair that Landlord is obligated to repair under Section 12, Tenant shall give Landlord written notice of such repair required to be performed by Landlord and Landlord shall within thirty (30) days of the date of such notice either: (i) complete such repair within thirty (30) days of the date of Tenant’s notice, (ii) notify Tenant in writing that Landlord disputes the need for Landlord to make such repair, or (iii) notify Tenant in writing that Landlord will commence such repairs and diligently pursue the completion of such repairs to completion if such repairs will not be completed within thirty (30) days of the date of Tenant’s notice. If within such thirty (30) day period after the date of Tenant’s written notice to Landlord, Landlord does not take any of the actions described in clauses (i), (ii) or (iii) in the immediately preceding sentence, Tenant may send Landlord a second notice specifying the actions in reasonable detail that Tenant intends to take to perform such repair and the date Tenant intends to commence such actions, which date shall be not less than ten (10) days after the date Landlord receives such notice. If during such ten (10) day period Landlord does not notify Tenant that Landlord has commenced either the repairs that Tenant proposes to undertake or such other repairs as Landlord determines appropriate in Landlord’s reasonable business judgment, Tenant may undertake repairs which would be Landlord’s responsibility and Landlord shall reimburse Tenant for the reasonable costs so incurred within thirty (30) days after notice, which notice shall be accompanied by paid receipts. If Landlord does not timely pay Tenant for such repairs, Tenant may deduct the cost thereof from the monthly Base Rent next coming due, up to twenty-five percent (25%) of Tenant’s monthly Base Rent, until the cost thereof is fully accounted for; provided, however, if at the time Tenant is entitled to commence such abatement of monthly Base Rent the remaining term of this Lease is not sufficiently long enough for a full recovery of such abatement, Tenant may increase the percentage of such abatement (and, if necessary abate Additional Rent) so as to enable Tenant to fully recover such amount during the Term of this Lease. In no event shall Tenant’s repair and maintenance self-help remedies include any right to rebuild or repair the Building or Common Areas following any damage or destruction to the Building or Common Areas, it being agreed that Tenant’s sole remedy with respect to any such damage or destruction is contained in Section 19 of this Lease.

40. OFAC Compliance. Each of Landlord and Tenant, each as to itself, represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date of this Lease, a list of the designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac. If Landlord transfers its interest under this Lease, whether by sale of the Building or by assignment or by other means (including any transfer by operation of law), and the transferee, assignee or other successor to Landlord’s interest (collectively, “Transferee”) is not an Affiliate of Landlord, then, in connection with that transfer, the Transferee must warrant and represent to Tenant, at the time of the transfer, each of the foregoing warranties and representations set forth above.

41. Roof Rights. Tenant shall have the exclusive right to install a satellite dish, antenna and/or solar panels (collectively, “Roof Equipment”) on the roof of the Building at such locations to be designated by Tenant and reasonably approved by Landlord and in a manner not to impair any warranty obtained by Landlord with respect to the roof of the Building. Tenant’s use of the roof under this Section 41 shall be at no additional charge to Tenant. Prior to such installation, Tenant shall obtain Landlord’s reasonable written approval with respect to the size and design of such Roof Equipment, and such installation shall be at Tenant’s sole expense and in accordance with all reasonable requirements and criteria imposed by Landlord in connection therewith (including, without limitation, confirmation that such installation will not impair the rights of Landlord under any warranty for the roof of the Building). Prior to the installation of any Roof Equipment, Tenant shall cause to be performed all responsible inspections relating to the installation of the Roof Equipment (including, without limitation, inspections as to the structural capabilities of the roof of the Building). Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Roof Equipment and shall indemnify, defend and hold harmless Landlord for any claims, losses, liabilities, damages (excluding consequential damages), costs and expenses (including without limitation, reasonable attorneys’ fees) to the extent directly resulting from the installation of such Roof Equipment (including, without limitation, the repair of any damage to the structure or the roof of the Building to the extent attributable to the Roof Equipment). Without limiting the generality of the foregoing, Tenant shall pay all costs relating to connections from such Roof Equipment to the Premises and any reinforcement of, or resulting damage to, the roof. Tenant shall be obligated to maintain such Roof Equipment in good condition and repair. Landlord shall be entitled to move such Roof Equipment to a different location on the roof from time to time so long as Landlord pays all costs incurred in connection with any such move. Tenant acknowledges that Landlord has made no representation or warranty to Tenant to the effect that transmission or reception by such Roof Equipment will not be interfered with by other antennas or other structures or activities on or in the vicinity of the roof. Tenant’s installation and use rights under this Section 41 shall only apply with respect to the use of such Roof Equipment in connection with Tenant’s operations in the Premises (as opposed to, e.g., a lease or license of such Roof Equipment by Tenant to any third party). On or before the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove such Roof Equipment and repair any damage to the Building caused by such removal.

42. Assignment and Sublease. Tenant may assign its interest in the Lease or sublet all or any part of the Premises to a party not affiliated with Tenant only if Tenant obtains the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay but may condition on Landlord’s review of the proposed subtenant’s or assignee’s business experience and financial condition, and on payment to Landlord of a reasonable sum (not to exceed $2,000.00) to compensate Landlord for its time and expenses in considering Tenant’s request. In the case of an assignment, or of a sublease of substantially all of the Premises, Landlord may also condition its consent on the proposed assignee or subtenant signing an assumption of the Lease in form reasonably acceptable to Landlord. No such assignment will relieve Tenant of any liability under this Lease.

Notwithstanding anything to the contrary in this Section 42, and so long as Tenant provides Landlord with not less than fifteen (15) days prior written notice, no prior written consent of Landlord shall be required for any assignment or sublease with: (i) an entity into or with which Tenant is merged or consolidated or with an entity to which all or substantially all of Tenant’s assets are transferred, provided (x) such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee or successor entity has a tangible net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to or in excess of the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer and Landlord has been provided with reasonable proof thereof prior to such transaction (or as soon as reasonably possible thereafter if Tenant is prohibited from disclosing such information prior to the merger, consolidation or transfer) or (ii) any entity which is a parent, subsidiary or affiliate of Tenant. As used herein, the term “affiliate” means an entity controlled by, controlling or under common control with Tenant. For the purposes of this Section 42, “control” means direct ownership of not less than 51% of the voting control of such entity.

43. Entire Agreement. This is the entire Lease and replaces all prior agreements (if any) of the parties in connection with the Premises and the Building.

LANDLORD:	TENANT

Schmitt Industries, Inc.:	Tosei America, Inc.:

By:	By:

Exhibit 1	Location of the Premises within the Building

Exhibit 2	Option to Extend

Exhibit 23	Signage Criteria

Exhibit 37	Right of First Opportunity to Purchase